Exhibit 10.1
SOUTHWEST BANCORP, INC.
2008 STOCK BASED AWARD PLAN
1. Purpose of the Plan.
(a)	The purpose of this Southwest Bancorp, Inc. 2008 Stock Based Award Plan (the “Plan”) is to advance the interests of Southwest by providing directors and selected key Employees of Stillwater National, Southwest, and their Affiliates with the opportunity to acquire a proprietary interest in Southwest. By encouraging stock ownership and granting awards whose value is based upon stock performance, Southwest seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key Employees of Southwest or any Affiliate to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees and other shareholders.

(b)	The Plan is intended to replace the Southwest Bancorp, Inc. 1999 Stock Option Plan (the “1999 Plan”) upon this Plan’s approval by shareholders of Southwest. Options issued under the 1999 Plan will continue in effect and will be subject to the requirements of the 1999 Plan, but no new options will be granted under the 1999 Plan after this Plan is approved by shareholders. Options granted under the Southwest Bancorp, Inc. 1994 Stock Option Plan (the “1994 Plan”), which was replaced by the 1999 Plan, will continue in effect and will be subject to the requirements of the 1994 Plan.

(c)	The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, confers on any person any right to continue in the employ of Southwest. The right of Southwest, Stillwater National, or any of their affiliates to terminate the employment of an Employee is not limited by the Plan or by any Award granted pursuant to the Plan unless such right is specifically described by the terms of any such Award.
2. Definitions.
(a)	“Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of Southwest, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)	“Agreement” shall mean a written agreement entered into in accordance with Paragraph 5(c).

(c)	“Awards” shall mean, collectively, Options, SARs, Restricted Stock, Restricted Stock Units, and Performance Stock Units unless the context clearly indicates a different meaning.

(d)	“Award Shares” shall mean Shares subject to an Award granted pursuant to this Plan.

(e)	“Board” shall mean the Board of Directors of Southwest.

(f)	“Change in Control” shall mean: (i) the date any entity or person, including a group as defined in Section l3(d)(iii) of the Securities Exchange Act of 1934 shall become the beneficial owner of, or shall have obtained voting control over, 50 percent or more of the outstanding common shares of either Southwest or Stillwater National; (ii) the date there shall have been change in a majority of the board of directors of either Southwest or Stillwater National within a 12 month period unless the nomination of each new director was approved by the vote of two-thirds (2/3) of directors then still in office who were in office at the beginning of the 12 month period; or (iii) the date of closing of a Transaction. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding and is to be a ministerial rather than a discretionary decision.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)	“Committee” shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

(i)	“Common Stock” shall mean the common stock, par value $1.00 per share, of Southwest.

(j)	“Continuous Service” shall mean the absence of any interruption or termination of service as an Employee of Southwest or any present or future Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Southwest or in the case of transfers between payroll locations of Southwest or among Southwest, Stillwater National, or any other Affiliate.
(k)	“Disability” shall mean a determination by the Committee that a Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

(l)	“Effective Date” shall mean the date specified in Paragraph 16 hereof.

(m)	“Employee” shall mean any person employed by Southwest or by an Affiliate.

(n)	“Exercise Price” shall mean the price per Optioned Share at which an Option or SAR may be exercised.

(o)	“Independent Director” shall have the meaning established in the listing standards of the NASDAQ Stock Market, Inc., or of such exchange on which the Common Stock is principally traded.

(p)	“ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Market Value per Share” shall mean: (i) if the Common Stock is listed on a national securities exchange (including the NASDAQ Stock Market) on the date in question, the reported closing price on such exchange on such date, or if there were no sales on such date, the mean between the bid and asked price on such date; (ii) if the Common Stock is traded otherwise than on a national securities exchange on the date in question, the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then the mean between the bid and asked price on the next prior business day on which there was a bid and asked price; or (iii) if no such bid and asked price is available, then its fair market value as determined by the Committee, in its sole and absolute discretion.

(r)	“Mature Common Stock” shall mean Common Stock held for six months or more.

(s)	“Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

(t)	“Option” means an ISO and/or a Non-ISO.

(u)	“Outstanding Shares” shall mean the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Southwest.

(v)	“Parent” shall mean any present or future corporation that would be a “parent corporation” as defined in Subsections 424(e) and (g) of the Code.

(w)	“Participant” shall mean any person who receives an Award pursuant to the Plan.

(x)	“Performance Stock” shall mean Common Stock initially subject to forfeiture and restrictions against transfer which vests, and is no longer subject to a risk of forfeiture or such restrictions against transfer, during a Performance Period based on the achievement of specific corporate, divisional, or individual performance standards or goals as provided in Paragraph 11.

(y)	“Performance Stock Award” shall mean an Award of Performance Stock pursuant to Paragraph 11.

(z)	“Plan” shall mean the Southwest Bancorp, Inc. 2008 Stock Based Award Plan.

(aa)	“Restricted Stock” means Common Stock initially subject to forfeiture and restrictions against transfer and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

(bb)	“Restricted Stock Award” means an Award of Restricted Stock pursuant to Paragraph 10.

(cc)	“Restricted Stock Unit” shall mean an Award of the right to receive the Market Value per Share of a Share payable upon vesting in cash or Common Stock initially subject to forfeiture and restrictions against transfer and such other terms and conditions determined by the Committee, as provided Paragraph 12.

(dd)	“Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(ee)	“SAR” (or “Stock Appreciation Right”) means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

(ff)	“Share” shall mean one share of Common Stock.

(gg)	“Southwest” shall mean Southwest Bancorp, Inc.

(hh)	“Stillwater National” shall mean Stillwater National Bank & Trust Company.

(ii)	“Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” as defined in Subsections 424(f) and (g) of the Code.

(jj)	“Transaction” means (i) the liquidation or dissolution of Southwest, (ii) a merger or consolidation in which Southwest is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Southwest’s assets.

(kk)	“Vested” whether or not the word is capitalized, means: (i) with respect to Options and SAR’s, currently exercisable; (ii) with respect to Restricted Stock Awards and Performance Stock Awards, no longer subject to forfeiture or the restrictions against transfer imposed pursuant to this Plan and the related Agreements; and (iii) with respect to Restricted Stock Units, no longer subject to forfeiture pursuant to this Plan and the related Agreements and currently payable. The words “vest” and “vesting” shall have corresponding meanings.
3. Term of the Plan and Awards.
(a)	Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 18 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

(b)	Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

(c)	Termination of Service and Vesting. Any Awards that are not vested on the date of termination of service shall expire on such date.
4. Shares Subject to the Plan.
(a)	General Rule. Except as otherwise required by the provisions of Paragraph 13 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 800,000 Shares. Shares issued under the Plan may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or becoming vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan, provided that in no event may shares issuable upon the exercise of ISOs granted under the Plan exceed 800,000 Shares, subject to adjustment as provided in Paragraph 13.

(b)	Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which Southwest delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.
5. Administration of the Plan.
(a)	Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. All members of the Committee must be Independent Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors, acting as the Committee. In the case of Performance Stock Units, the Directors on the Committee also must be outside directors for purposes of Section 162(m) of the Code.

(b)	Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.
(c)	Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Southwest and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

(d)	The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Southwest and to cause them to be delivered to the recipients of Awards.

(e)	Effect of the Committee’s Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(f)	Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Southwest in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under Southwest’s Certificate of Incorporation or Bylaws with respect to the indemnification of Directors.
6. Grant of Options.
(a)	General Rule. The Committee, in its sole discretion, may grant ISOs or Non-ISOs to Employees of Southwest or its Affiliates and may grant Non-ISOs to Directors of Southwest or its Affiliates. No person may be granted Options to purchase more than 200,000 Shares in any calendar year.

(b)	Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Southwest or any present or future Parent or Subsidiary of Southwest) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitation, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.
7. Exercise Price for Options.
(a)	Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Southwest’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)	No Reissuance of Options or SARs. Notwithstanding anything herein to the contrary, the Committee shall not have the authority to cancel outstanding Options or SARs in connection with a reissuance of new Options or SARs at a lower Exercise Price other than as specified in paragraph 13.

8. Exercise of Options.
(a)	Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

(b)	Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Southwest (contemporaneously with delivery of such notice) in cash, in Mature Common Stock, or a combination of cash and Mature Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of Southwest at Southwest’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

(c)	Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee’s death or Disability.

(d)	Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of:
(i)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and Southwest or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee’s rights to exercise such ISO shall expire on the date of such termination;

(ii)	Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

(iii)	Disability then an ISO may be exercised within one year from the date of such Disability, but not later than the date on which the ISO would otherwise expire.
(e)	Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on with the Option would otherwise expire), except if the Optionee’s service terminates by reason of:
(i)	“Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and Southwest or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such termination; or

(ii)	Removal from the board of directors of Southwest or Stillwater National pursuant to the respective certificate of incorporation or articles of association, then the Optionee’s rights to exercise such Non-ISO shall expire on the date of such removal.

(iii)	Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;
(iv)	Disability, then a Non-ISO may be exercised within one year from the date of such Disability, but not later than the date on which the Non-ISO would otherwise expire.
(f)	Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.
9. SARs (Stock Appreciation Rights)
(a)	Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:
(i)	The SAR will expire no later than the ISO;

(ii)	The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

(iii)	The SAR is transferable only when the ISO is transferable, and under the same conditions;

(iv)	The SAR may be exercised only when the ISO may be exercised; and

(v)	The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.
(b)	Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(c)	Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

(d)	Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to Southwest except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by Southwest, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Paragraphs 8(c) and 8(e) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

(e)	Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.
10.	Restricted Stock Awards. Any Share of Restricted Stock which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards or prescribed by the Committee in the applicable Agreement:
(a)	Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a period (the “Restriction Period”), which shall expire no later than the tenth anniversary of the grant of the Award. Restriction Periods may differ among Participants and may have different expiration dates with respect to portions of Shares of Restricted Stock covered by the same Award.
(b)	Vesting Restrictions. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock, which may include, among other things, requirements of Continuous Service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. The Agreement for each Restricted Stock Award shall provide for forfeiture of Shares covered thereby to the extent the Restricted Stock does not vest during the Restriction Period, except (i) as the Committee may otherwise determine in the Agreement in connection with the Participant’s death or Disability, or (ii) as required pursuant to Section 13 in connection with a Change in Control.

(c)	Vesting upon Death, or Disability. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock, if any, not otherwise vested which shall vest in the event of death or disability.

(d)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions set forth therein, if the Committee concludes that it is in the best interests of Southwest to do so.

(e)	Ownership and Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Southwest Bancorp, Inc. 2008 Stock Based Award Plan, and an agreement entered into between the registered owner and Southwest Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.”
(f)	Delivery of Vested Shares. Upon vesting of Common Stock pursuant to a Restricted Stock Award, Southwest shall promptly deliver the certificates for such Common Stock that have been deposited with it or its designee. If a legend has been placed on such certificates pursuant to this Plan, Southwest shall cause such certificates to be reissued without such legend. Delivery will be made to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his or her will or to the laws of descent and distribution.
11.	Performance Stock Award Any Shares of Performance Stock which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards or prescribed by the Committee in the applicable Agreement.
(a)	Maximum Award. No Participant may receive a Performance Stock Award with a Market Value of greater than $2,500,000 at the date of Award.

(b)	Performance Period. At the time of each award of Performance Stock, there shall be established for the Performance Stock Award a period during which the performance goals established by the Committee for the Award may be achieved (the “Performance Period”) which shall expire no later than the tenth anniversary of the grant of the Award. Performance Periods may differ among Participants and may have different expiration dates with respect to portions of shares of Performance Stock covered by the same Award.

(c)	Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Performance Stock, based upon the attainment of specific corporate, divisional, or individual performance standards or goals, which restrictions may differ with respect to each Participant. A Performance Stock Award will not vest until the Committee certifies (as described in Section 162(m) of the Code) that the applicable performance goals have been satisfied. At the discretion of the Committee, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): stock price; earnings per share; stock total return; and consolidated or business unit: net income, pre-tax net income, return on average equity, return on average assets, loan or deposit growth, net interest margin or spread, net loan yield, charge-offs, problem asset levels, operating expenses, numbers of transaction accounts, and efficiency ratio. The Committee may adjust the performance goals based upon factors it deems appropriate, such as the costs of business restructuring, unusual events, and changes in tax law or accounting principles. The Agreement shall provide for forfeiture of Shares covered thereby to the extent the Performance Stock does not vest during the Performance Period, except (i) as the Committee may otherwise determine in connection with the Participant’s death or Disability at the date of grant, or (ii) as required pursuant to Section 13 in connection with a Change in Control.
(d)	Vesting upon Death or Disability. The Committee shall set forth in the Agreement the percentage of the award of Performance Stock, if any, which shall vest in the Participant in the event of death or Disability prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Performance Stock.

(e)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Performance Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so.

(f)	Ownership; Voting. Stock certificates shall be issued in respect of Performance Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Performance Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:
“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Southwest Bancorp, Inc. 2008 Stock Based Award Plan, and an agreement entered into between the registered owner and Southwest Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.”
(g)	Delivery of Vested Shares. Upon vesting of Common Stock pursuant to a Performance Stock Award, Southwest shall promptly deliver the certificates for such Common Stock that have been deposited with it or its designee. If a legend has been placed on such certificates pursuant to this Plan, Southwest shall cause such certificates to be reissued without such legend. Delivery will be made to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Performance Stock, to the person or persons to whom his rights under such Common Stock shall have passed by assignment pursuant to his or her will or to the laws of descent and distribution.
12.	Restricted Stock Unit Awards. Any Restricted Stock Units which the Committee may grant shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.
(a)	Restriction Period. At the time of each award of Restricted Stock Unit, there shall be established for the Restricted Stock Unit a period (the “Restriction Period), which shall expire no later than the tenth anniversary of the grant of the Award. Restriction Periods may differ among Participants and may have different expiration dates with respect to portions of Restricted Stock Units covered by the same Award

(b)	Vesting Restrictions. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the Award of Restricted Stock Units, which may include, among other things, requirements of Continuous Service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. The Agreement for each Restricted Stock Unit Award shall provide for forfeiture of Restricted Stock Units covered thereby to the extent the Restricted Stock Units do not vest during the Restriction Period, except (i) as the Committee may otherwise determine in the Agreement in connection with the Participant’s death or Disability, or (ii) as required pursuant to Section 13 in connection with a Change in Control.
(c)	Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock Units, if any, not otherwise vested which shall vest in the event of death, disability, or retirement.

(d)	Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock Unites as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions set forth therein, if the Committee concludes that it is in the best interests of Southwest to do so.

(e)	Payment. Upon vesting of Common Stock Units pursuant to a Restricted Stock Unit Award, Southwest shall promptly pay to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock Unit, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, one unrestricted, fully transferrable share of Common Stock for each vested Restricted Stock Unit, or the Market Value per Share in cash on the date of vesting, as determined by the Committee in its discretion.
13. Effect of Changes in Control and Changes in Common Stock Subject to the Plan.
(a)	Effects of Change in Control.
(i)	Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control except as may be expressly provided in the governing Agreement for a Performance Stock Award.

(ii)	At the time of a Change in Control, each Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control as determined by the Committee.

(iii)	In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive—
(A)	For each Share then subject to an outstanding Award, an Award for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

(B)	With respect to Options, the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

(C)	A cash payment (from Southwest or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, less the Exercise Price of the Award in the case of Options and SARs.
The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding and is to be a ministerial rather than a discretionary decision.
(b)	Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of Southwest which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by Southwest.

(c)	Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a)(iii)(A) or (B) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.
(d)	Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)	Other Issuances. Except as expressly provided in this Paragraph, the issuance by Southwest or an Affiliate shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.
14. Non-Transferability of Awards.
(a)	ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)	Awards other than ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

(c)	An unvested Performance Stock Award may not be transferred during the Performance Period.
15. Time of Granting Awards.
The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.
16. Effective Date.
The Plan shall be effective as of approval by the shareholders of Southwest.
17. Modification of Awards.
At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him or her by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.
18. Amendment and Termination of the Plan.
(a)	The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) , and provided further that any amendment that is “material” within the meaning of Rule 16b-3 shall be subject to shareholder approval.

(b)	No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.
19. Conditions upon Issuance of Shares.
(a)	Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.
(b)	Special Circumstances. The inability of Southwest to obtain approval from any regulatory body or authority deemed by Southwest’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Southwest of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, Southwest may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)	Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.
20. Reservation of Shares.
Southwest, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
21. Withholding Tax.
Southwest’s obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have Southwest withhold Shares, or to deliver to Southwest Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Southwest, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Southwest may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.
22. No Employment or Other Rights.
In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with Southwest, Stillwater National, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.
23. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to apply.
24. Successors and Assigns.
The Plan shall be binding upon Southwest’s successors and assigns.
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